Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60471) of Bestway, Inc. of our report dated October 15, 2004, except for Note 2, as to which the date is April 4, 2005 relating to the financial statements of Bestway, Inc., which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

April 15, 2005